Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Landauer, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William E. Saxelby, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

i.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Landauer, Inc. and will be retained by Landauer, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: February 11, 2013	/s/ William E. Saxelby
William E. Saxelby
President and Chief Executive Officer